Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East, Suite 2400 Los Angeles, CA 90067-3010

May 15, 2024

Benitec Biopharma Inc.

3940 Trust Way

Hayward, California 94545

Ladies and Gentlemen:

We have acted as counsel to Benitec Biopharma Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 15, 2024 for the purposes of registering under the Securities Act 32,871,201 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) consisting of (i) 7,247,532 shares of Common Stock (the “Shares”) issued to the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) pursuant to that certain securities purchase agreement, dated April 17, 2024, by and among the Company and the Selling Stockholders (the “Securities Purchase Agreement”) and (ii) 25,623,669 shares of Common Stock issuable upon exercise of certain pre-funded warrants and common warrants originally issued by the Company on September 15, 2022, August 11, 2023 and April 22, 2024 (the “Warrants”) held by the Selling Stockholders. The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to as the “Warrant Shares.” The Shares and the Warrant Shares are to be offered and sold by the Selling Stockholders.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Securities Purchase Agreement;

(c) the Registration Rights Agreement, dated April 22, 2024 by and among the Company and the Selling Stockholders;

(f) the Warrants;

(g) the amended and restated certificate of incorporation of the Company, as in effect on the date hereof and as amended to date;

(h) the amended and restated bylaws of the Company, as in effect on the date hereof and as amended to date;

(i) corporate proceedings of the Company relating to its issuance of the Shares and the Warrants and the filing of the Registration Statement; and

(j) such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

We have made such examination of law as we have deemed necessary to express the opinions contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

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Benitec Biopharma Inc.

May 15, 2024

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that:

1.	The Shares have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

2.

The Warrant Shares issuable upon exercise of the Warrants have been duly authorized for issuance and, when the Warrant Shares are issued upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus contained therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP